Exhibit 99.1

Press Release

Community Valley Bancorp Announces Quarterly Cash Dividend

(Chico, Calif.  June 22, 2007) - Community Valley Bancorp, the holding company for Butte Community Bank, today announced a quarterly cash dividend of $0.08 per share.

At their meeting on June 19, 2007, the Board of Directors agreed to pay a cash dividend of eight cents ($0.08) per share to shareholders of record as of June 29, 2007.  The payment date for the dividend will be July 27, 2007.

About Community Valley Bancorp

Community Valley Bancorp (NASDAQ: CVLL) is the parent company of Butte Community Bank, a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions, and Butte Community Insurance Agency, LLC, a full-service insurance agency offering all lines of coverage from auto and health to commercial and farm packages.

Founded in 1990, Butte Community Bank is California state-chartered with 13 branches in ten cities including Chico, Colusa, Corning, Magalia, Oroville, Paradise, Red Bluff, Redding, Yuba City and Marysville.  It also operates loan production offices in Citrus Heights and Gridley.  Community Valley Bancorp has headquarters in Chico, California.

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance. This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward looking statements. All forward-looking statements are representative only on the date hereof.